FORM OF CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO THESE SECURITIES OR (II) THERE IS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE.

THIS CONVERTIBLE PROMISSORY NOTE IS SUBJECT TO TRANSFERABILITY RESTRICTIONS PURSUANT TO SECTION 7 HEREIN AND SHALL NOT BE TRANSFERRED BY THE COMPANY UNLESS THE HOLDER HEREOF COMPLIES THEREWITH. ANY ATTEMPTED TRANSFER OF SECURITIES NOT IN COMPLIANCE WITH SUCH SECTION 7 SHALL BE NULL AND VOID.


                               TELEGEN CORPORATION

                           Convertible Promissory Note

US$___________                                          Redwood City, California
                                                                   _______, 1998

         FOR VALUE RECEIVED, TELEGEN CORPORATION, a California corporation (together with its successors and assigns, the "Company"), promises to pay to the order of ________ (the "Holder"), (i) an amount (the "Face Value") of US$_________plus (ii) simple interest on the unpaid balance at the time such interest is due. Interest on this Note shall be paid at a rate equal to Six Percent (6%) per annum and shall be payable one year from the date hereof. Payment of all amounts due hereunder shall be made by wire transfer, subject to adjustment in certain events as more fully set forth in Section 2 herein.

         This Note is issued pursuant to that Certain Note and Warrant Purchase Agreement dated as of ______, 1998 (the "Agreement"), between the Company and the Holder.

         The following is a statement of the rights of the Holder and the conditions to which this Note is subject, to which the Holder, by acceptance of this Note, hereby agrees:

         1.       Repayment Obligation.

                  (a) Repayment. The Company shall be required to repay all principal and any outstanding interest on this Note in full one (1) year from the date hereof (the "Repayment Obligation"). The Company shall be entitled to prepay any portion of the principal or interest at any time before this Note is due in full after giving the Holder fifteen (15) days written notice. During such period, the Holder shall be entitled to convert this note in accordance with Section 2 herein.

                  (b) Adjustment in Note's Face Value. Upon any prepayment by the Company of this Note, the Company will on its books and records reduce the face value of this Note and send notice of such change to the Holder hereof. To the extent the Note 's face value is greater than zero on the Company's books and records, the Company will upon request by the Holder hereof, deliver, a new Note of like tenor in the principal amount remaining on such Note.

         2.       Conversion.

                  (a) Conversion. Holder shall have the right to convert at any time, in whole or in part, any portion of outstanding principal or interest on the Note (a "Portion") to the Company's Common Stock by (i) surrender of this Note, together with (ii) an executed Notice of Conversion, substantially in the form of Exhibit A attached hereto, at the Company's Principal Executive Office. The number of shares of Common Stock into which any Portion may be converted shall be determined by dividing the dollar amount of such Portion by $0.38 (the "Conversion Price"). No fractional shares or scrip representing fractions of shares will be issued on conversion, and the number of shares issuable shall be rounded down to the nearest whole share. The shares of Common Stock issued or issuable upon conversion of this Note are referred to herein as the "Shares."

                  (b) Issuance of Securities on Conversion. Conversion of this Note, in whole or in part, shall occur if the Holder elects to convert under
Section 2(a) above. Upon exercise of all or part of this Note by the Holder, and unless a registration statement covering the issuance of the underlying Common Stock is on file with the Commission and currently effective, the Holder shall confirm in writing, by executing the form attached hereto as Exhibit B, that the shares of Common Stock purchased thereby are being acquired for investment, solely for the Holder's own account and not as a nominee for any other Person, and not with a view toward distribution or resale. As soon as practicable after conversion of all or part of this Note, the Company at its expense will cause to be issued, in the name of and delivered to the Holder at the Holder's registered address, a certificate for the number of shares of the Company's capital stock to which the Holder shall be entitled on such conversion and a note with identical terms and conditions as this Note except that the face value of such note shall be for the outstanding face value of this Note, if any, after conversion hereof. Such certificate and such note will bear such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company.

                  (c) Adjustment in Conversion Price. The Conversion Price shall be proportionately adjusted upon a reorganization, reclassification, which substantially affects the

Company's entire capital stock, or a stock split or similar transaction (an "Adjustment Transaction"). The issuance of additional capital stock, securities which are convertible to the Company's capital stock (including but not limited to warrants and convertible notes) or the issuance of capital stock upon conversion of any such convertible securities shall not constitute an Adjustment Transaction.

         3.       Restrictions on Transfer.

                  (a) Legends. Each certificate representing the Shares may be endorsed with the following legends, and the Holder may not make any transfer of any of the Shares without first complying with the restrictions on transfer described in all such legends:

                           (i) The 1933  Securities  Act legend set forth on the
face of this Note.

                           (ii) Any other legends  required by applicable  state
securities laws.

The Company need not register a transfer of any Shares, and may also instruct its transfer agent not to register the transfer of such Shares, unless the conditions specified in this Section 3 are satisfied.

                  (b)      Removal of Legend and Transfer Restrictions.

                           (i) Any legend endorsed on a certificate  pursuant to
Section 3(a)(i) and any stop transfer instructions with respect to the Shares evidenced by such certificate shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such Shares are registered upon issuance under the Securities Act, and if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or if such holder provides the Company with an opinion of counsel for such holder reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such shares may be made without registration.

                           (ii) Any legend endorsed on a certificate pursuant to
Section 3(a)(ii) and the stop transfer instructions with respect to the Shares evidenced by such certificate shall be removed upon receipt by the Company of an order of the appropriate state securities authority authorizing such removal.

         4. Prepayment. The Company may prepay this Note, in whole or in part, in accordance with Section 1(a) herein.

         5.       Events of Default; Acceleration.

                  (a) So long as this Note is unpaid, each of the following events will constitute an "Event of Default":

                           (i)  default  in  the  payment  of the  principal  or
interest of this Note as and when the same shall become due and payable at maturity, by declaration or otherwise, and continuance of such default for a period of 5 days; or

                           (ii) an involuntary case or other proceeding shall be
commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company or the winding up or liquidation of the affairs of the Company, and such case or proceeding shall remain unstayed and undismissed for a period of 60 days, or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect; or

                           (iii) the Company  shall  commence a  voluntary  case
under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or the Company shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they come due, or shall take any corporate action to authorize any of the foregoing; or

                           (iv) failure on the part of the Company to observe or
perform any of the covenants contained in this Note (other than a failure to make a payment specified in clause (i) above) or in the Agreement and the continuance of such failure for a period of 30 days following receipt of notice from the Holder specifying such covenant and the nature of the Company's non-performance.

                  (b) If an Event of Default shall occur, then the Holder may by notice to the Company (a "Default Notice"), so long as the Event of Default exists, (i) declare the unpaid principal and accrued interest, if any, of this
Note immediately due and payable without further presentment, demand, protest, or notice, all of which are hereby waived, and (ii) be entitled from the date of Event of Default to an additional 2% simple interest on outstanding principal of this Note.

         6. Notices. Any notice, request, or other communications required or permitted hereunder shall be in writing and shall deemed to have been duly given if sent by facsimile, or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, addressed (a) if to the Holder, to it at the last known address appearing on the books of the Company maintained for such purpose, or (b) if to the Company, to it at 101 Saginaw Drive, Redwood City, California 94063, attention: Chief Executive Officer, telephone (650) 261-9400, facsimile (650) 261-9468, with a copy (which will not constitute notice) to Thomas C. DeFilipps, Esq., Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, telephone
(650) 493-9300, facsimile (650) 493-6811. Any party hereto may by notice so given change its address for future notice hereunder. All such notices will be deemed to have been given (i) upon confirmation of delivery, if sent by facsimile or (ii) upon delivery, if sent by courier or personal delivery.

         7. Transferability. With respect to any offer, sale or other disposition of any of this Note or the Shares (collectively, the "Securities"), the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, and, if requested by the Company, a written opinion of the Holder's counsel to the effect that such offer, sale or other distribution may be effected without registration or qualification under any federal or state law then in effect or necessary compliance with any other transferability restrictions relating thereto . Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify the Holder that the Holder may sell or otherwise dispose of such Securities. Subject to compliance with applicable state and federal law and the terms of the notice delivered to the Company, the Holder may transfer such Securities only by surrendering them to the Company with a duly executed Assignment Form, substantially in the form attached hereto as Exhibit C and funds sufficient to pay any transfer tax, whereupon the Company will cancel such Securities and execute and deliver one or more new Securities in the names and amounts specified in such instrument and, if the Holder's entire interest in such Securities is not being assigned, in the name of the Holder for the balance of such interest, unless otherwise specified in the Assignment Form. Any Note issued upon transfer of this Note shall bear the legends on the face of this Note. All certificates representing Shares delivered upon transfer of Securities shall bear the legends required by Section
3. If a determination has been made pursuant to this Section 7 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Any attempted transfer of Securities not in compliance with this Section 7 shall be null and void.

         8. Assignment. The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties. The Holder may assign his rights and obligations hereunder subject to Sections 3 and 7 of this Note. This provision shall in no way affect the restrictions on transfer contained in Sections 3 and 7 of this Note. The Company may not assign its rights and obligations hereunder without the written consent of the Holder unless the Company enters into a merger, acquisition, sale of substantially all of the Company's assets or similar change of control transaction.

         9. Amendment and Waiver. The rights of the Holder may be amended or waived upon the written consent of the Company and the Holder.

         10. Integration: No Shareholder Rights. The Agreement, this Note, and a Warrant to Purchase Common Stock issued to the Holder constitute the full and entire understanding and agreement between the parties hereto and thereto with regard to the subject matter hereof and thereof, and supersede any prior or contemporaneous understandings, agreements or representations between them that relate to the subject matter hereof or thereof. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

         11. California Law. This Note and the obligations of the Company and the Holder hereunder shall be governed by and construed in accordance with the laws of the State of California, as such laws are applied to contracts between California residents entered into and to be performed entirely within California.

         12. Expenses. The Company shall reimburse reasonable attorney fees incurred by the Holder in connection with the enforcement of his rights under this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized representative on the date first above written.


                                   TELEGEN CORPORATION


                                   By:__________________________________________
                                      Fred Y. Kashkooli, Chief Executive Officer

                              SCHEDULE OF EXHIBITS


EXHIBIT A  -    Notice of Conversion (Section 2(a))

EXHIBIT B  -    Investment Representation Certificate (Section 2(b))

EXHIBIT C  -    Assignment Form (Section 7)

                                    EXHIBIT A

                             Notice of Exercise Form

                    (To be executed only upon partial or full
                        conversion of the attached Note)


         The undersigned registered Holder of the attached Note hereby irrevocably converts $__________ in face value to Common Stock of Telegen Corporation at the Conversion Price and on the terms and conditions specified in the attached Note.

         The undersigned requests that a certificate (or certificates in denominations of _________ shares) for the shares of Common Stock of Telegen Corporation hereby received be issued in the name of and delivered to (circle one) (a) the undersigned or (b) __________________, whose address is and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the attached Note, that a new Note of like tenor for the number of shares of Common Stock of Telegen Corporation not being purchased hereunder be issued in the name of and delivered to (circle one) (a) the undersigned or (b) ________________________, whose address is
______________________________________.

Dated: ______________________, 199_


Signature Guaranteed                        ____________________________________

                                            ____________________________________

                                            By: ________________________________
                                                (Signature of Registered Holder)

                                            Title:______________________________


NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the attached Note in every particular, without alteration or enlargement or any change whatever.

                                    EXHIBIT B

                      Investment Representation Certificate


Purchaser: _____________________________________________________________________

Company:   Telegen Corporation, a California corporation

Security:  Common Stock

Amount: ________________________________________________________________________

Date: __________________________________________________________________________

         In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

         (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act");

         (b) The Purchaser understands that the Securities may have not been registered under the Securities Act in reliance upon a specific exemption therefor, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (the "Commission"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future;

         (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased unless there exists an effective registration statement for such securities;

         (d) The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: (i) the availability of certain public information about the Company;
(ii) the resale occurring not less
than one (1) year after the party has purchased and paid for the securities to be sold; (iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein;

         (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market upon which to make such a sale then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied; and

         (f) The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Date: __________________________, 199_


                                                     PURCHASER:

                                                     ___________________________

                                    EXHIBIT C

                                 Assignment Form

      (To be executed only upon the assignment of the attached securities)


         FOR VALUE RECEIVED, the undersigned registered Holder of the attached securities hereby sells, assigns and transfers unto ________________________, whose address is __________________________ all of the rights of the undersigned under the attached securities, with respect to ___________________ shares of Common Stock of Telegen Corporation and, if applicable, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the attached Note then a new Note of like tenor for the number of shares of Common Stock of Telegen Corporation not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint attorney to register such transfer on the books of Telegen Corporation maintained for the purpose, with full power of substitution in the premises.


Dated: _____________________, ____


Signature Guaranteed                        ____________________________________

                                            ____________________________________

                                            By: ________________________________
                                                (Signature of Registered Holder)

                                            Title:______________________________


NOTICE: The signature to this Assignment must correspond with the name upon the face of the attached certificate of Common Stock or Note being surrendered herewith in every particular, without alteration or enlargement or any change whatever.